CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-159607) on Post-effective Amendment No. 1 to Form F-1 on Form F-3 and in the related prospectus of our report dated November 26, 2008, related to the consolidated financial statements of AutoChina Group Inc. and Subsidiaries operations and cash flows for the year ended December 31, 2007 which report appears in the Annual Report on Form 20-F of AutoChina International Limited for the year ended December 31, 2009.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
November 23, 2010